UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2010

MABCURE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-141131
(Commission File Number)

20-4907813
(IRS Employer Identification No.)

De Schiervellaan 3/B1
3500 Hasselt, Belgium
(Address of principal executive offices and Zip Code)

+32 (48) 7425303
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

Signatures

Exhibit Index

Ex-10.1	Amendment to the Subscription Agreement by and between Registrant and Paramount Trading Company, signed on September 17, 2010.

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Subscription Agreement

On September 17, 2010, the Registrant entered into an amendment of its Subscription Agreement with Paramount Trading Company (“Paramount”) dated June 27, 2008, pursuant to which the Registrant and Paramount extended the term of the two-year warrants to purchase 1,300,000 shares of common stock of Registrant until June 27, 2012, and reset the exercise price of such two-year warrants to $0.50 per share.

A copy of the amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the amendment is qualified in its entirety by reference to the full text of the amendment.

The Original Subscription Agreement

The original Subscription Agreement provided for the sale of 1,300,000 units of our securities at a price of $1.00 per unit for aggregate proceeds of $1,300,000. Each unit consisted of: (i) one common share; (ii) one share purchase warrant entitling the holder to purchase one common share for a period of twelve months commencing on June 27, 2008, at an exercise price of $1.25 per common share (“One-Year Warrants”); and (iii) one share purchase warrant entitling the holder to purchase one common share for a period of twenty-four months commencing on June 27, 2008, at an exercise price of $1.25 per common share (“Two-Year Warrants”). The Subscription Agreement was described in more detail in the Registrant’s Current Report on Form 8-K filed with the SEC on July 10, 2008.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1	Amendment to the Subscription Agreement by and between Registrant and Paramount Trading Company, signed on September 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABCURE INC.
(Registrant)

	By:	/s/ Dr. Amnon Gonenne
Dr. Amnon Gonenne
President and Chief Executive Officer

Date: September 20, 2010